UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14C

(Rule 14C-101)
SCHEDULE 14C INFORMATION

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

TEXADA VENTURES INC.

 (Exact Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

TEXADA VENTURES INC.
421 9TH STREET
MANHATTAN BEACH ▪ CALIFORNIA ▪ 90266

Notice of Action by Written Consent

To all Stockholders of Texada Ventures Inc.:

I am writing to inform you that the Board of Directors of Texada Ventures Inc. (the “Company”) and holders of a majority of the issued and outstanding shares of capital stock of the Company entitled to vote on the matter set forth herein, have approved the following corporate action by written consent in lieu of a meeting pursuant to Section 78.320 of the Nevada Revised Statutes:

THEREFORE NOW BE IT RESOLVED, that the undersigned do hereby approve and authorize the changing of the Company’s name from “Texada Ventures Inc.” to “Black Sea Metals, Inc.” and do hereby authorize any officer of the Company to prepare and file such documents and forms and provide such notices as required to effect the Name Change, including filing a Certificate of Amendment pursuant to NRS 78.385 and 78.390, and to undertake such other actions as the officer, in his or her sole discretion, determines necessary to effect the Name Change.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF AN ANNUAL MEETING OR SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

This Information Statement, which describes the above corporate action in more detail, is being furnished to stockholders of the Company for informational purposes only pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. Pursuant to Rule 14c-2 under the Exchange Act, this corporate action will not be effective until at least twenty (20) calendar days after the mailing of this Information Statement to the stockholders of the Company.  We anticipate that the name change will be effective on November 2, 2011, which is the next business day following the expiration of the aforementioned twenty (20) day period.

By Order of the Board of Directors,

/s/ David Brow
David Brow
Chief Executive Officer
Manhattan Beach, California
October 11, 2011

TEXADA VENTURES INC.
421 9TH STREET
MANHATTAN BEACH ▪ CALIFORNIA ▪ 90266

Information Statement

October 11, 2011

This Information Statement is being mailed to the stockholders of Texada Ventures Inc., a Nevada corporation (hereinafter referred to as the “Company”), on or about October 12, 2011 in connection with the corporate action described below. The Company’s board of directors (the “Board”) and holders (collectively, the “Consenting Stockholders”) of a majority of the issued and outstanding shares of common stock (the “Common Stock”) of the Company entitled to vote on the matter set forth herein have approved such matter. Accordingly, this Information Statement is furnished solely for the purpose of informing stockholders, in the manner required under Regulation 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of this corporate action. No other stockholder approval is required.  The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on October 3, 2011 (the “Record Date”).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

CORPORATE ACTIONS

The Nevada Revised Statutes permit the holders of a majority of the shares of the Company’s outstanding Common Stock to approve and authorize actions by written consent of a majority of the shares outstanding as if the action were undertaken at a duly constituted meeting of the stockholders of the Company.  Effective October 3, 2011, Consenting Stockholders holding an aggregate of 16,164,099 shares of Common Stock, representing approximately 51.29% of the total shares of Common Stock entitled to vote on the matter set forth herein, consented in writing without a meeting to the matter described herein. As a result, no further votes will be needed to approve the matter set forth herein. On October 3, 2011, the Company had outstanding 31,516,763 total shares of Common Stock.  The corporate action described in this Information Statement will not afford stockholders the opportunity to dissent from the action described herein.

The Board and the Consenting Stockholders have consented to effecting an amendment to the Company’s Articles of Incorporation.  The Articles of Incorporation of the Company shall be amended to change the name of the Company from “Texada Ventures Inc.” to “Black Sea Metals, Inc.”  The officers of the Company are authorized, each individually, to make such filings with the Secretary of State for the State of Nevada to effect the above amendment to the Articles of Incorporation.

VOTING SECURITIES

On October 3, 2011, there were 31,516,763 shares of our common stock outstanding. Each outstanding share of common stock is entitled to one vote per share.

REASONS FOR NAME CHANGE

On September 15, 2011 the Company and Anadolun Madencilik Ltd. Sti., a limited company under the provisions of the Turkish Commercial Code (“Anadolun”) entered into an earn in agreement (the “Earn In Agreement”) pursuant to which, among other things, the Company, upon the fulfillment of certain conditions specified in the Earn In Agreement, will be granted the sole and exclusive right to earn a 95% interest representing a percentage of the net value of minerals mined or extracted, saved and sold or removed for disposal without sale from Anadolun’s Karasu Rare Earth Metals Project located in Sakarya Province, Turkey (the “Karasu Property”). Upon completion of the earn in, the Karasu Property would become the Company’s principal property. The Company believes that the name Black Sea Metals, Inc. more appropriately reflects the nature of its proposed business and its primary property, the Karasu Property.

BOARD OF DIRECTORS’ RECOMMENDATION

On September 29, 2011, the Board approved a resolution to effect a name change of  the Company from “Texada Ventures Inc.” to “Black Sea Metals, Inc.” and submit such proposal to the shareholders for approval.  The Board recommended that shareholders approve the proposed name change.  Effective October 3, 2011, 51.29% of the total shares of Common Stock entitled to vote on the matter set forth herein, consented in writing without a meeting to the matter described herein.

The information contained in this Information Statement constitutes the only notice we will be providing shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of shares of the Company’s common stock as of October 3, 2011:

●	each person who is known by the Company to beneficially own more than 5% of its issued and outstanding shares of common stock;

●	the Company’s named executive officers;

●	the Company’s directors; and

●	all of the Company’s executive officers and directors as a group.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	(1) Percent of Class
Common Stock	David Brow, Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director 421 – 9th Street Manhattan Beach, CA 90266	250,000	0.79%
Common Stock	Dr. John Veltheer, Director 1100 Melville Street, Suite 830 Vancouver, B.C. V6E 4A6 Canada	11,930,000	37.85%

Common Stock	All executive officers and directors as a group	12,180,000	38.64%
 (1) Based on 31,516,763 shares of common stock issued and outstanding on October 3, 2011.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION
TO MATTERS TO BE ACTED UPON

None of the Company’s directors and executive officers has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon which is not shared by all other holders of the Company’s common stock and other voting securities.

All members of the Board approved the proposals discussed above in a consent resolution of the Board of Directors signed and effective September 29, 2011.

PROPOSALS BY SECURITY HOLDERS

No security holder entitled to vote at a shareholder’s meeting or by written consent has submitted to the Company any proposal for consideration by the Company or its Board.
COSTS AND MAILING

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. We have asked or will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual and quarterly reports, proxy statements, and other reports and information electronically with the Securities and Exchange Commission (the “Commission”). The Company’s filings are available through the Commission’s website at the following address: http://www.sec.gov.

By Order of the Board of Directors,

/s/ David Brow
David Brow
Chief Executive Officer
Manhattan Beach, California
October 11, 2011